FITZGERALD SANDERS, LLC

                          Certified Public Accountants
                       975 East Wood Oak Lane, Suite 200
                           Salt Lake City, Utah 84117
                              Phone (801) 263-7990
                               Fax (801) 263-7838



October 10, 2000

Securities and Exchange Commission
Mail Stop 11-3
Washington, D.C. 20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Commercial Concepts, Inc. Corporation dated October 10, 2000.

Your truly,

/s/ Fitzgerald Sanders, LLC